Exhibit 10.6

Amendment to the Employment Agreement

Both parties agree to the following amendment via equal and willing consultation:

The original description of the employment contract:

I. Job description and standard of performance

1. Responsible for setting up company's business strategic plan ;

2. Charge of company's talents development strategic plan, employment arrangement as well;

3. Take charge of company's financial Strategic plan;

4. Fully in charge of company's administration plan and arrangement.

II. Detail standards of the job

1. Test goal:

2. Test date: monthly

3. Test standards: please refer to company's compensation standards

4. Consequence for disqualification: if disqualification two times, Party A shall adjust Party B's job duties and salary. If Party B still fails to meet the standards, Party A shall terminate the employment contract without any permission.

The amended description of the employment contract:

III.Job description

1.Organizing company's operation and management activities, and host and implement the Board resolution;

2.Organizing and implementing company's annual operation and investment plan;

3.Drawing up plan for company's inside management and exact code of behave;

4.Making company's daily management institution and rules;

5.Hosting office meeting, checking, supervising and coordinating business process among departments; hosting regular administration meeting, special meeting and etc;

6.Suggest to the Board of directors for the hire or dismiss executive offices;

7.Suggest to assistant of CEO and middle executive officer, Company's office deliver the appointment;

8.Drafting basic management institution and wage, bonus, award, punishment and distribution plan.

9.Deciding the hire, relieve and dismiss for bellow middle-level leader;

10.Choosing and appointing professionals or consultants;

11.Other duties granted by the Board of Directors.

IV. Detail standards of the job

1.CEO's behave must follow the policies of the Party, rules and regulations of the company as well. CEO shall implement the board solutions;

2.CEO shall assert the property right of Company's legal person, making sure the maintenance and appreciation of Company's property, and deal with the benefits among the owner, company and employee or all in a proper way;

3.CEO shall handle with the relationship among shareholders and other related enterprises in a better way.

4.CEO shall report the sign, performance, cash flow, gain and loss of significant contract to the Board based on their requirements;

5.CEO shall fully reply on and positive employee's activity so as to meet the operation goal for a sustaining development;

6.CEO shall make sure company's business activities under the state law, rules and financial polices;

7.CEO shall review company's business and financial reports carefully to better understand the operation condition;

8.CEO must be loyalty to the Company and shall not cash in on its power;

9.CEO must be diligent and honesty and shall not take a part in activities damaging company's benefits;

10.CEO is not allowed to breach the secrets except for the permission of rules and regulations and the Board;

11.CEO shall not either embezzle, lean to others, set up accounts in its own name or others by company's funds, or provide guarantee for shareholders or others by company's funds;

12.CEO shall be in accordance with the policies of the Party, rules and regulations of the company as well. CEO shall implement the board solutions

13.CEO must be audited when leave office.

V. Performance testing standards for CEO and incentive mechanism

1.Performance testing to CEO from the Board is the basement to make wage and other incentives for CEO;

2.CEO'S wage and performance are decided by the Board, like annual salary system;

3.Testing date:annual

4.Consequence for disqualification: if fails the annual performance testing, Party A shall adjust Party B's job duties and salary. If Party B still fails to meet the standards, Party A shall terminate the employment contract without any permission.

5.The board may award CEO's material performance for making contributions to company's development and economic benefits;

6.Any violation to the rules and regulations of the Party by CEO shall be giving criminal sanctions.

The original description of the employment contract:

Regular salary : (before tax, RMB)

Basic salary:¥10,000 per month         performance salary:¥ _____ per month

Total:¥10,000 per month

The amended description of the employment contract:

Salary within the contract period: (before tax, RMB) :600,000 per year

1.       Basic salary:¥20,000 per month

2.       Except for the basic salary, the rest is based on the year performance testing. Per the testing results, the rest will be delivered in the way of year-end bonus, compensation, car allowance, house allowance and stock, the final way is relied on the personal needs. Notes: car allowance and house allowance can be delivered in the form of reimbursement.

3.       The level standards, deliver way and testing way of the performance salary are ruled by the company's compensation institution.

This contract and wage range shall be adjusted and amended when necessary based on the company's stage development.

This amendment will take into effective on January 1st, 2017.

Party A (seal) : Seal of Shuhai	Party B (signature) :Zhixin liu
Information Technology Co., Ltd

Date:	Date: